AGREEMENT ESTABLISHING
CASS CELLULAR LIMITED PARTNERSHIP

THIS AGREEMENT is made as of the day of December 5, 1989, by and among ROCHESTER TEL CELLULAR HOLDING CORPORATION ("RTCHC"), a corporation organized and exiting under the laws of the State of Delaware and having its mailing address at Rochester Tel Center, 180 South Clinton Avenue, Rochester, New York 14646; DEERFIELD FARMERS' TELEPHONE COMPANY ("DEERFIELD"), a corporation organized and existing under the laws of the State of Michigan and having its principal place of business at 141 Saline Street, Petersburg, MI 49270; OGDEN TELEPHONE COMPANY ("OGDEN"), a corporation organized and existing under the laws of the State of Michigan and having its principal place of business at 4726 E. Weston Road, Blissfield, MI 49228; SAND CREEK TELEPHONE COMPANY ("SAND CREEK"), a corporation organized and existing under the laws of the State of Michigan and having its principal place of business at 6231 Sand Creek Highway, Sand Creek, MI 49279-0066; WALDRON TELEPHONE COMPANY ("WALDRON"), a corporation organized and existing under the laws of the State of Michigan and having its principal place of business at 119 S. Main Street, Waldron, MI 49288-0197. RTCHC, as general partner hereunder, is herein sometimes referred to as the "General Partner" and RTCHC, as a limited partner hereunder, DEERFIELD, OGDEN, SAND CREEK, and WALDRON are sometimes collectively referred to as the "Limited Partners." The General Partner and the Limited Partners are herein sometimes collectively referred to as the "Partners".

W I T N E S E T H:

WHEREAS, RTCHC, DEERFIELD, OGDEN, SAND CREEK and WALDRON desire to participate in providing Cellular Service in Michigan RSA No. 9; and

WHEREAS, the Federal Communications Company ("FCC") in its cellular orders set forth in "An Inquiry Into The Use of The Bands 825-845 MHz and 870-890 MHz for Cellular Communications Systems; and Amendment of Parts 2 and 22 of the Commission's Rules Relative to Cellular Communications Systems" (CC Docket No. 79-318), 86 F.C.C.2d 469 (1981) ("Final Decision"), modified as set forth in reconsideration order 89 F.C.C.2d 58 (1982) ("Reconsideration Order"), and as further modified as set forth in reconsideration order FCC 82-308 (released July 8, 1982) ("Further Reconsideration Order") and as set forth in its orders concerning Rural Service Areas ("RSA"), specifically "In the Matter of Amendment of the Commission's Rules for Rural Cellular Service, Third Report and Order" (CC Docket No. 85-388), FCC 88-155, released May 18, 1988. ("RSA Orders") (the Final Decision, the Reconsideration Order, the Further Reconsideration Order and the RSA Orders being collectively referred to herein as the "Cellular Radio Decisions") stated that (a) a pressing need exists for expeditious implementation of cellular service, (b) one of the two frequency allocations for providing cellular service within designated metropolitan areas would be assigned to a wireline carrier having an exchange presence in that metropolitan area, (c) it expected that the wireline carriers would commence providing cellular service promptly, and (d) it strongly urged wireline carriers eligible and desiring to provide cellular service in any such designated metropolitan area to reach mutually acceptable arrangements to provide such service and it continued to allow partial and full market settlements among wireline applicants in the RSAs; and

WHEREAS, the Partners desire to further the objectives of the FCC set forth in the Cellular Radio Decisions by expeditiously providing cellular service to the public and believe that this agreement, as so encouraged by the FCC, is consistent with the FCC's cellular communications policy and is lawful and in the public interest; and

WHEREAS, DEERFIELD, OGDEN, SAND CREEK and WALDRON have entered into an agreement with the General Partner or its predecessor, which is attached as Attachment C and which terms are incorporated by reference herein and made a part hereof; and

WHEREAS, the areas with respect to which the Partners hereto presently provide wireline telephone service are contiguous, a community of interests exists therein, and such areas can most economically and efficiently be served by a unified cellular system, and the Partners accordingly desire to form a limited partnership to arrange for the funding, establishment and provision of Cellular Service through this Partnership directly or its involvement in another partnership or joint venture;

NOW, THEREFORE, it is mutually agreed that:


ARTICLE I

DEFINITIONS

The below referenced words shall have the meanings contained herein.

1.1  Act.  The Michigan Uniform Limited Partnership Act.

1.2 Affiliate. A person, association, co-partnership, partnership, corporation or joint-stock company or trust (hereinafter "person") that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with another person. Control shall be defined as (i) ownership of a majority of the voting power of all classes of voting stock or (ii) ownership of a majority of the beneficial interests in income and capital of an entity other than a corporation.

1.3 Agreed Value. The credit the General Partner receives in its capital account upon its initial Capital Contributions for contributed equipment and real property (including buildings) valued as set forth in Section 5.3.

1.4 Capital Contribution. Funds paid or property contributed to the Partnership for the purchase of the Partnership Interests issued pursuant to
Article V, in the amount and manner as set forth for the General Partner and the Limited Partners in Attachment B to this Agreement and as supplemented from time to time pursuant to Sections 5.2 and 5.3 hereof.

1.5 Cellular Service. Any and all service authorized by the FCC under Part 22 of its cellular rules as promulgated under the Cellular Radio Decisions and provided pursuant to the terms of this Agreement.

1.6 CGSA. The Cellular Geographic Service Area, which initially is generally contained within the boundaries of the RSA (a copy of which is designated in the attached Attachment B) and which constitutes the geographical limits of the initial area in which Cellular Service will be provided hereunder or as amended in accordance with the terms of this agreement.

1.7  General Partner's Interest.  The Partnership Interest of the General
Partner.

1.8 Income and Losses. The income and losses of the Partnership as of the close of the Partnership's fiscal year or any other fiscal period, determined in accordance with generally accepted accounting principles, provided however that Income and Losses will be determined as though equipment and real property (including buildings) contributed to the Partnership have been purchased by the Partnership at its Agreed Value.

1.9 Initial Capital Account Amount. The respective amounts initially credited to the capital account established for the General Partner and the Limited Partners pursuant to Section 5.1, which amounts shall equal the sum of the amount of cash and the Agreed Value contributed as provided in Section 5.1.

1.10  Limited Partner's Interest.  The Partnership Interest of a Limited
Partner.

1.11 Partnership Interest. The fractional ownership of a Partner in the Partnership at any particular time as determined by the ratio which that Partner's aggregate Capital Contributions bears to the aggregate capital contributions of all Partners. Such interest includes, without limitation, the interest of the General Partner or any such Limited Partner in the Partnership's Income and Losses and any and all benefits to which the General Partner or any such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of the General Partner or any such Limited Partner to comply with all the terms and provisions of this Agreement and the Act.

1.12 RSA. The Rural Service Area designated No. 480 by the Federal Communications Commission, otherwise known as Michigan RSA No. 9, which consists of the counties of Cass, St. Joseph, Hillsdale, Lenawee and Branch Counties, Michigan.

ARTICLE II

FORMATION OF LIMITED PARTNERSHIP

2.1 Formation. The Partners mutually covenant and agree and hereby do form a limited partnership as of the effective date of this Agreement pursuant to the provisions of the Act, in accordance with the further terms and provisions hereof.

2.2  Name and Office.

(a) The name of the Partnership is Cass Cellular Limited Partnership and its business shall be carried on in this name with such variations and changes as the General Partner deems necessary to comply with requirements of the jurisdictions in which operations are conducted or as the General Partner deems necessary to change for any reasonable business purpose.

(b) The principal office and place of business of the Partnership shall be maintained at Rochester Tel Center, 180 South Clinton Avenue, Rochester, New York 14646 or at such other location as the General Partner may from time to time select, upon prior written notice to the Limited Partners.

2.3 Business Purpose. The purpose of the Partnership shall be to fund, establish and provide Cellular Service, and to engage in any and all activities related or incidental thereto. It is understood and agreed that Cellular Service provided by the Partnership directly or through its involvement with another partnership or joint venture shall initially be limited to the CGSA which is generally located within the boundaries of the RSA, but may, subject to the provisions of this Agreement and applicable licensing requirements, be expanded to include other areas.

2.4 Effectiveness of the Agreement. This Agreement shall become effective no later than the date the FCC conditionally dismisses or authorizes the conditional dismissal or withdrawal of all applications other than that of the Partnership or of a partnership or joint venture in which the Partnership is involved, to provide Cellular Service. The General Partner shall be responsible for the filing of a Certificate of Limited Partnership with the appropriate state authorities. The Partners agree to take no action inconsistent with the provisions of this Agreement and shall reasonably support the Partnership's interest at all times.

2.5 First Partnership Meeting. The first partnership meeting will be held after the signing hereof and after reasonable notice as to time and place but no later than ninety (90) days after the grant of the construction permit for the RSA covered by this partnership agreement to RTCHC, the Partnership directly, or any other partnership or joint venture in which the Partnership may participate.

(a) The Limited Partners shall be presented with a plan developed by the General Partner to provide Cellular Service which may consist of Partnership participation in a full or partial market settlement as a limited or general partner if in the opinion of the General Partner the Partners are best served thereby. Participation by the Partnership in such full or partial market settlement shall be contingent upon an affirmative vote of sixty percent (60%) of the Partnership Interests.

(b) Alternatively, the Limited Partners shall be presented with a three year capital/network coverage plan developed by the General Partner ("initial coverage plan"), consisting of the network design, coverage areas, equipment and the amount and sources of funds necessary to complete same. The General Partner shall consult with the Limited Partners in the development of such capital network coverage plan.

(c) In the event that the initial coverage plan submitted by the General Partner does not meet with the expectations of one or more of the Limited Partners, the Limited Partner(s) will have the option of presenting an expanded coverage plan to the General Partner with sixty (60) days of the initial partnership meeting.

(d) The General Partner shall review the expanded coverage plan and determine if the initial coverage plan should include the expanded coverage plan.

If the General Partner determines that the expanded coverage plan should not be included in the initial coverage plan, then the Limited Partner(s) shall have the one time option to fund its expanded coverage plan. All costs and expenses of such additional coverage requested by the Limited Partner(s) will be charged directly to those Limited Partner(s) supporting such a plan, and the capital costs associated therewith will be charged to those Limited Partner's capital account. The respective interests of all Partners will be adjusted to reflect the change contemplated herein. Any increase in a Limited Partner's Interest as a result of any reduction in the General Partner's General Partner Interest under this Paragraph 2.5 shall not constitute that Limited Partner as a General Partner hereunder.


ARTICLE III

REGULATORY MATTERS

3.1 Contingency. The permits or licenses to be issued by regulatory authorities in connection with the provision of Cellular Service may be contingent during the pendency of litigation or regulatory action concerning the present wireline allocation; however, the pendency of such litigation or regulatory action shall not affect the Partners' obligations under this Agreement.

3.2 Cooperation. The Partners pledge their best efforts and mutual cooperation to permit the Partnership to implement Cellular Service expeditiously and to obtain all necessary approvals to provide Cellular Service.

3.3 Operational Date. The Partners recognize that the date when Cellular Service can first be offered to the public depends upon the time required to obtain cellular licenses for providing such Cellular Service and other federal, state and local approvals, the time required to organize any necessary proposed affiliated companies and to vest them with appropriate authority to provide Cellular Service, and the time required to construct and test the cellular system taking into account the General Partner's construction schedule and the cellular system manufacturer's schedule.


ARTICLE IV

PARTNERSHIP OPERATIONS

4.1 Management and Operating Services. The General Partner, on behalf of the Partnership, shall be responsible for providing Cellular Service. Such provision may, consistent with provisions of Article 2.5(a) hereof, take the form of Partnership participation in a full or partial market settlement as a limited or general partner if in the opinion of the General Partner the Partners are best served thereby. Alternatively, the General Partner may arrange for obtaining interconnection with the landline network, for operating and maintaining the Cellular Service system, including but not limited to, frequency coordination, engineering, construction and the ensuring of system compatibility and for marketing Cellular Service. In carrying out the Partnership's responsibility to provide Cellular Service, the Partners hereto agree that the General Partner shall perform all activities and/or functions as the General Partner may deem necessary or appropriate to market, establish, operate, maintain and manage the Cellular Service system or Partnership participation in another partnership or joint venture. The Limited Partners agree to aid the General Partner and to take no action inconsistent with the provisions of this Agreement and shall reasonably support the Partnership's interest at all times.

The General Partner shall provide management and accounting services to the Partnership, either directly or through an affiliate, consisting of, but not limited to, maintaining books of record, opening bank accounts, preparing accounting reports (in accordance with generally accepted accounting principles, as varied by appropriate regulatory authorities), and other records or reports necessary to meet regulatory and legal filings, as the General Partner may deem necessary or appropriate.

4.2 Operating and Management Expenses. The General Partner shall be reimbursed by the Partnership monthly for any reasonable and necessary expenses incurred by the General Partner on behalf of the Partnership in providing Cellular Service plus reasonable and necessary administrative and general overhead expenses, including, but not limited to, marketing, maintenance, message charges, facilities, engineering, customary legal, accounting and auditing fees, development and implementation of billing procedures, expense of preparing tax returns and reports, taxes, travel, office rent, telephone, salaries (including social security, relief, pensions and other benefits), and other incidental business expenses incurred by the General Partner on behalf of the Partnership in connection with the provision of Cellular Services. The General Partner or any affiliate thereof shall not be entitled to any profit in rendering such services to the Partnership, as described in this paragraph, it being understood that the General Partner or any affiliate thereof will be entitled to its proportionate allocated share of Income and Losses as provided in Article VI. Expenses incurred prior to the date of the formation of the Partnership, except as stated in Section 5.3 below, shall not be reimbursed.

4.3 Ownership of Properties. In addition to the properties contributed to the Partnership by the General Partner pursuant to Section 5.3, the Partnership shall acquire and hold in its name, directly or through license, all real and personal property, equipment, software and other assets required to provide Cellular Service.

4.4 Licenses. The General Partner shall, on behalf of the Partnership and consistent with Section 13.1, (a) cause to be transferred to the Partnership's name all licenses, permits or other regulatory approvals necessary to provide Cellular Service; and (b) if other local, state or federal licenses, permits, certificates of convenience, franchises, or other approvals or authorities are necessary to provide Cellular Service, make application to the appropriate authority therefor.


ARTICLE V

CAPITALIZATION OF PARTNERSHIP

5.1 Initial Capital Contributions. Initial Capital Contributions, in the amount of Five Thousand Dollars ($5,000.00) for each Partner, shall be set forth in Attachment A hereto, as such Capital Contributions may be modified pursuant to Sections 2.5 and 5.3 and in accordance with the General Partner's rights and powers in Sections 7.2 and 15.1. Such initial Capital Contributions shall result in the following respective Partnership Interests for the partners:

(A)  10.00% for RTCHC as General Partner
(B)  10.00% for RTCHC as Limited Partner
(C)  20.00% for DEERFIELD as Limited Partner
(D)  20.00% for OGDEN as Limited Partner
(E)  20.00% for SAND CREEK as Limited Partner
(F)  20.00% for WALDRON as Limited Partner

Initial Capital Contributions shall be made within sixty (60) days of receipt of written requests by the General Partner; provided, however, that no initial Capital Contributions shall be made prior to issuance to the Partnership of the FCC's permission to construct. The Limited Partners shall notify the General Partner within ten (10) days after receipt of such requests, each notice stating whether or not the Limited Partner intends to make the requested initial Capital Contribution. The Partners understand that the contribution schedule under this Article V is intended for the purpose of this Agreement only and that the schedule may not reflect the full level of expenditures (or Capital Contributions) appropriate for regulatory purposes.

5.2 Additional Capital Contributions. From time to time additional capital may be required to be invested by the Partnership to fund expansion or operation of Cellular Service. In the event the General Partner determines that additional capital is so needed, each Partner shall be entitled to provide all (but not part of) its share of additional capital in proportion to its then current Partnership Interest. This additional funding is due and payable on the date set forth in a written notice requesting an additional Capital Contribution given by the General Partner to a Partner, which date shall not be less than sixty (6) days from the date of the notice. The Limited Partner shall notify the General Partner within ten (10) days after receipt of such requests, each notice stating whether or not the Limited Partner intends to make the requested additional Capital Contribution. Should any Partner decline to make such additional Capital Contribution, or fail to pay its contribution when due, the other Partners may contribute pro rata, according to their then current respective Partnership Interests, an aggregate amount equal to the additional Capital Contribution declined by the non-participating Partner(s), thereby increasing their interest in such proportion to the other Partners' Partnership Interests (it being understood that the General Partner may make such additional Capital Contribution as a Limited Partner, if it desires). In such event, the Partnership Interest of a non-participating Partner shall be diluted accordingly and such Partner shall be limited in its right to provide future additional capital in proportion to its Partnership Interest as so revised.

5.3 Capital Contributions in Cash. Funding of both initial and additional Capital Contributions to the Partnership shall be in cash and not real or personal property, provided, however, that with respect to its initial Capital Contribution the General Partner for its Partnership Interest as General Partner and as a Limited Partner may contribute, in lieu of or in addition to cash, real property (including buildings), equipment acquired and other direct expenses incurred in anticipation of and for use by the Partnership in the provision of Cellular Service. The approximate or actual cost associated with and directly related to the acquisition of such real property (including buildings), equipment and other direct expenses incurred is set forth in Attachment A. The value of such contributed real property (including buildings), equipment acquired and other direct expenses incurred is to be determined on the basis of acquisition cost plus interest calculated at the General Partner's average cost of debt, compounded annually from the date of acquisition to the date by which all other initial Capital Contributions have been received. The Partners recognize the General Partner may have acquired and may continue to acquire real property (including buildings), and equipment and incur other direct expenses in anticipation of and for use by the Partnership in the provision of Cellular Service. Additional real property (including buildings) and equipment may be purchased between execution of this Agreement and the date when the initial Capital Contribution is made; therefore, Attachment A may not list all such real property (including buildings), equipment and direct expenses the General Partner would contribute to the Partnership. In the event such further property, equipment, or direct expenses is contributed (a) it shall be valued as set forth in this Section 5.3, and (b) its value shall be deducted from the cash portion of the General Partner's initial Capital Contribution as set forth in Attachment A.

5.4 Additional Limited Partners. In providing Cellular Service within the RSA, the General Partner may invite one or more carriers to become additional Limited Partners hereunder subject to approval by at least sixty percent (60%) of the Limited Partners. Similarly, in providing Cellular Service outside the RSA covered by this Agreement the General Partner shall have the right to invite one or more carriers not affiliated with the General Partner to become additional limited partners hereunder upon the approval of sixty percent (60%) of the Limited Partners. The Limited Partners hereby consent to amend this Agreement to reflect any such inclusion. In the event of any such addition
(a) the new Limited Partner shall participate in the Partnership on the same terms and conditions described herein (or as hereafter amended), and (b) the Partnership Interests of the other Partners shall be adjusted according to their then current respective Partnership Interests.


ARTICLE VI

ALLOCATIONS AND DISTRIBUTION

6.1 Capital Accounts. A capital account shall be established for each Partner in such Partner's Initial Capital Account Amount. Such capital accounts shall be increased to reflect allocable shares of Income, as defined in Section 1.8, and additional Capital Contributions pursuant to Section 2.5,
5.2 and 5.4, and decreased to reflect allocable shares of Losses, as defined in Section 1.8, and cash distributions made by the Partnership. For purposes of this Section 6.1, Income and Losses shall be apportioned ratably to each day of the fiscal period and each day's share shall be allocated pursuant to the Partnership Interests on such date. In the case of distributions in kind pursuant to Section 14.3, capital accounts shall be adjusted in accordance with Section 14.3.

6.2 Tax Allocations Among Partners. All items of income, gain, loss, deduction and credit (including items of tax preference) of the Partnership for Federal income tax purposes shall be apportioned ratably to each day of the Partnership's taxable year and each day's share of such items shall be allocated to the Limited Partners and to the General Partner in proportion to their respective Partnership Interests on such days, provided however, depreciation and gain or loss recognized for Federal income tax purposes with respect to property contributed to the Partnership shall be allocated to the Limited Partners (other than the Limited Partner who is also the General Partner) as though such property had been purchased by the Partnership at its Agreed Value. The remainder of any depreciation and gain or loss recognized for Federal income tax purposes with respect to such contributed property shall be allocated to the General Partner in respect of its General Partner's Interest and Limited Partner's Interest proportionately.

6.3 Distributions. Funds of the Partnership from all sources, less appropriate reserves as are determined by the General Partner to be reasonably necessary for future administrative and operating expenses, loan payments and other costs and expenses and contingencies, shall be distributed on a fiscal quarterly basis as promptly as practicable after the end of each quarter.
Each distribution pursuant to this Section 6.3 shall be made to the Partners in proportion to the daily weighted average of their respective Partnership Interests as in effect from time to time during the relevant quarterly time period.

6.4 Tax Compliance. It is the intention of the Partners that each Partner's distributive share of tax items shall be determined and allocated in accordance with the allocation provisions of this Agreement. If the General Partner reasonably determines that the allocation provisions of this Agreement are unlikely to be respected for federal income tax purposes, due to the application of Internal Revenue Code sections 704(b) and (c), the regulations promulgated thereunder, or otherwise, the General Partner shall recommend appropriate amendments to this Agreement in order to effectuate the allocation provisions contemplated therein.


ARTICLE VII

RIGHTS AND POWERS OF PARTNERSHIP, GENERAL PARTNER
AND LIMITED PARTNERS

7.1  Partnership Powers.  In furtherance of the business purpose specified in
Section 2.3, the Partnership, and the General Partner on behalf of the Partnership, shall be empowered to do or cause to be done any and all acts reasonably deemed by the General Partner to be necessary or appropriate in furtherance of the purposes of the Partnership or forbear from doing any act if the General Partner reasonably deems such forbearance necessary or appropriate in furtherance of the purposes of the Partnership, including without limitation, the power and authority:

(a) To enter into, perform and carry out contracts and agreements of every kind necessary or incidental to the accomplishment of the Partnership's purposes, including without limitation, contracts and agreements with the General Partner, and to take or omit such other or further action in connection with the Partnership's business as may be necessary or desirable in the opinion of the General Partner to further the purposes of the Partnership, provided, however, that any transaction between the Partnership and Partners or their Affiliates shall be documented and shall become parts of the records of the Partnership;

(b) To borrow from banks and other lenders on such terms and conditions as shall be approved by the General Partner and to secure any such borrowings by mortgaging, pledging or assigning assets and revenues of the Partnership to the extent deemed necessary or desirable by the General Partner;

(c) To invest such funds as are temporarily not required for Partnership purposes in short-term debt obligations selected by the General Partner, including government securities, certificates of deposit of commercial banks (domestic or foreign), commercial paper, bankers' acceptances and other money market instruments; and

(d) To carry on any other activities necessary to, in connection with or incidental to any of the foregoing.

7.2 Powers of the General Partner. In addition to those powers vested pursuant to Section 7.1, the General Partner hereby is vested with the power to:

(a)  Manage, supervise and conduct the affairs of the Partnership;

(b) Make all elections, investigations, evaluations and decisions, binding the Partnership thereby, that may be necessary or appropriate in connection with the business purposes of the Partnership;

(c) Incur obligations or make payment on behalf of the Partnership in its own name or in the name of the Partnership;

(d) Execute all instruments of any kind or character which the General Partner in its discretion shall deem necessary or appropriate in connection with the business purposes of the Partnership;

(e) From time to time increase the coverage area of Cellular Service within the RSA or to apply for regulatory approval to expand the geographic area of the RSA; and

(f) Subject to the provisions of Sections 5.2 and 5.4 herein, apply to the FCC on behalf of the Partnership for permits and licenses to provide Cellular Service in an adjoining area or where a community of interest exists and would result in Cellular Service being provided by the Partnership in a unified area, negotiate on behalf of the Partnership to reach mutually acceptable arrangements with other carriers desiring to provide service in such areas and decide to conduct all matters pertaining to such applications and to the Cellular Service that may result from such applications.

7.3 Rights of Limited Partners. Each Limited Partner shall have the right to:

(a) Inspect and copy, upon three (3) business days notice to the General Partner, any of the books of record, accounting records, financial statements or other records or reports of the Partnership or of the General Partner relating to its operation of the Partnership;

(b) Have on demand true and full information of all things affecting the Partnership, and a formal account of Partnership affairs whenever circumstances render it just and reasonable;

(c) Audit, at its own expense once every calendar year, the Partnership books of record, accounting records, and financial statements of the Partnership;

(d) Have dissolution and winding up by decree of court when permitted under the Act; and

(e)  Meet with representatives of the General Partner as required by Section
2.5 and thereafter on an annual basis at a time and place designated by the General Partner or as designated by an affirmative vote of sixty percent (60%) of the Limited Partnership interests to discuss with the General Partner the operation of the Partnership (such meeting may be waived upon a unanimous vote of the Limited Partners).

(f) Consistent with the provisions of Sections 2.5(a), 5.2, 5.4, 7.1, and 7.2 herein, the Limited Partners shall have the right to approve, upon an affirmative vote of sixty percent (60%) of the Partnership Interests, agreements to enter into full or limited market settlement agreements, admission of additional Limited Partners and the sale or disposition of all or substantially all of the assets of the Partnership assets other than in the ordinary course of its business.

(g) The Limited Partners shall have the right, upon the affirmative vote of all of the Limited Partners, less one, to remove the General Partner on account of willful misconduct or gross negligence.

7.4 Ownership or Conduct of Other Business. Subject to the provisions of Sections 8.8 and 10.4, the Partners may engage in or possess an interest in other business ventures of every kind and description. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in such independent business ventures or the income or profits therefrom.

7.5 Incorporation of Prefilling Settlement Agreement. In addition to the rights bestowed and duties imposed in this Agreement, the parties shall continue to have those rights and duties bestowed and imposed by a Prefilling Settlement Agreement dated October 15, 1987, a copy of which is attached as Attachment C and is incorporated herein by reference. The Partners expressly acknowledge that RTCHC shall be deemed to be substituted for C, C & S Telco, Inc. in said Prefilling Settlement Agreement pursuant to paragraph G therein and RTCHC shall be entitled to all associated rights bestowed and shall assume all associated duties imposed therein, the same as if RTCHC had been an original signatory in place and stead of C, C & S Telco, Inc.

ARTICLE VIII

OBLIGATIONS OF GENERAL PARTNER

8.1 Duty of the General Partner. The General Partner will at all times act in the best interests of the Partnership.

8.2 Conduct of Business. The General Partner shall manage and provide administrative services to the Partnership, and shall execute all contracts, agreements and instruments as the General Partner reasonably may deem necessary or desirable to carry on the purpose of the Partnership.

8.3 Filings. The General Partner shall file all certificates, notices, statements or other instruments required by law for the formation, operation and termination of the Partnership and its business in all appropriate jurisdictions and shall prepare and file all necessary Partnership tax returns. The General Partner shall advise the Limited Partners of any elections under applicable tax laws that may affect Partnership Income or Losses.

8.4 Maintain Accounts. Pursuant to the provisions of this Agreement, the General Partner shall maintain or cause to be maintained capital accounts on the books and records of the Partnership in respect of each Partnership Interest.

8.5 Financial Reports. The General Partner shall furnish annual audited Partnership financial statements examined by a recognized firm of independent certified public accountants and quarterly unaudited Partnership financial statement to the Limited Partners. Quarterly unaudited financial statements will be furnished to the Limited Partners within thirty (30) business days after the close of each quarter and be certified by an officer of the General Partner. Year-end audited financial statements will be made available to the Limited Partners by April 30 following the close of the fiscal year.

8.6 Performance of Partnership Obligations. The General Partner shall use its best efforts to cause the Partnership to observe and perform each and every obligation under all agreements and undertakings made by the Partnership or imposed on the Partnership by law or regulatory authority.

8.7 Resale of Cellular Service. Nothing herein shall preclude the General Partner or an Affiliate thereof from reselling Cellular Service or selling or leasing terminal equipment used in connection with Cellular Service independently from the Partnership whether within or outside the RSA. Neither the General Partner nor any Affiliate thereof shall be funded or staffed by the Partnership for such provision of Cellular Service or resale activity and any transaction between the General Partner or any such Affiliate and the Partnership shall be on an arms-length basis and on prices, terms and conditions equivalent to the prices, terms and conditions of any agreements between the Partnership and other resellers of Cellular Service.

8.8 Cellular Service in Other Areas. Nothing herein shall preclude the General Partner or an Affiliate thereof from providing Cellular Service independently from the Partnership in areas other than the RSA.


ARTICLE IX

BANKING, ACCOUNTING, BOOKS AND RECORDS

9.1 Banking. All funds of the Partnership shall be deposited in a bank account or accounts as shall be established and designated by the General Partner. Withdrawals from any such bank accounts shall be made upon such signature or signatures as the General Partner may designate.

9.2 Maintenance of Books and Accounting Method. The General Partner shall keep or cause to be kept full and accurate accounts of the transactions of the Partnerships in proper books of account in accordance with generally accepted accounting principles, as varied by the appropriate regulatory authorities. Such books and records shall be maintained or available on notice at the principal place of business of the General Partner and be made available for reasonable inspection, examination and copying by the Limited Partners or their respective duly authorized agents or representatives upon three (3) business days' notice to the General Partner.

9.3 Fiscal Year; Partnership Tax Returns. The fiscal year of the Partnership shall begin on the first day of January in each year and end on the 31st day of December in each year. The General Partner shall cause to be filed the Federal income tax partnership return and all other tax returns required to be filed for the Partnership for all applicable tax years, and shall furnish as promptly as practicable a statement of each Limited Partner's appropriate share of income, gains, losses, deductions and credits for such taxable year.


ARTICLE X

LIMITED PARTNERS

10.1 Limited Partners Not to Take Part in Business. The Limited Partners, acting in their capacity as a Limited Partner, shall not take part in, or interfere in any manner with, the conduct or control of the Partnership business, nor shall the Limited Partners have any right or authority to act for or bind the Partnership.

10.2 Limitation on Liability of Limited Partners. The liability of each Limited Partner to provide funds or any other property to the Partnership shall be limited to the amount of Capital Contributions which the Limited Partner makes or otherwise agrees to make pursuant to the provisions of
Article V. The obligation of any Limited Partner to return any distributions previously made shall be as set forth in the Act. Subject to the provisions of the Act, the Limited Partner shall have no further liability to contribute money to the Partnership for, or in respect of, the liabilities or obligations of the Partnership and shall not be personally liable for any obligations under the Partnership.

10.3 Resale of Cellular Service. Nothing herein shall preclude any Limited Partner or an Affiliate thereof from reselling Cellular Service or selling or leasing terminal equipment used in connection with Cellular Service independently from the Partnership whether within or outside the RSA. Neither the Limited Partners nor any Affiliates thereof shall be funded or staffed by the Partnership for such provision of Cellular Service or resale activities and any transactions between any such Limited Partner or Affiliate and the Partnership shall be on an arms-length basis and on prices, terms and conditions equivalent to the prices, terms and conditions of any agreements between the Partnership and other resellers of Cellular Service.

10.4 Cellular Service in Other Areas. Nothing herein shall preclude any Limited Partner or an Affiliate thereof from providing Cellular Service in areas other than the RSA. In addition, after a five-year period commencing with the date that the Partnership obtains a construction permit from the FCC, nothing herein shall preclude any Limited Partner or Affiliate thereof from providing Cellular Service in areas within the RSA provided that the Partnership has refused to approve a change in the CGSA to provide service in the RSA which the Partner desires to serve. No partner, however, may seek such approval if that Partner has voted against authorizing the Partnership to provide Cellular Service in the area under consideration. Any such Limited Partner or Affiliate shall however withdraw from the Partnership pursuant to
Article XII prior to seeking any regulatory approval to provide Cellular Service within the RSA.


ARTICLE XI

TRANSFER OF LIMITED PARTNER'S INTEREST

11.1 Limitation on Transfer; Right of First Refusal. Any Limited Partner may transfer its Partnership Interest to an Affiliate thereof at any time without any consent or restriction from the General Partner or any other Limited Partner. Otherwise, there shall be no sale, exchange or other transfer or assignment of the whole or any portion of any Limited Partner's Interest without the prior written consent of the General Partner, which consent shall not be unreasonably withheld. In addition, before any Limited Partner sells, exchanges or transfers any part of its Partnership Interest to a non-Affiliate of such Limited Partner, it shall offer, by giving written notice to the General Partner, that interest to all of the other Partners for the price and on the terms at which such non-Affiliate has offered in writing to acquire such interest. The General Partner, in turn shall forward such notice to all other Limited Partners. Each Partner shall initially be entitled to purchase that fraction of the offering Partner's Interest equal to its Partnership Interest divided by the Partnership Interests of all non-selling Partners. If any Partner declines to exercise its right of purchase hereunder, the remaining Partner(s) electing to exercise that right shall be entitled to purchase that portion of the interest intended to be sold that has been declined by the other Partner(s) in amounts determined pursuant to reapplication of the principles set forth in this Section 11.1, excluding from consideration the Partnership Interests of the selling and declining Partners.

Each non-selling Partner shall notify the General Partner and the selling Limited Partner, in writing, of its intention to exercise or not to exercise its purchase rights hereunder within thirty (30) days following receipt of the offer of sale. The General Partner shall promptly notify each Limited Partner of the elections by the other Limited Partners. Subsequent written notifications, if necessary, shall be required within ten (10) days after receipt by the Limited Partners which have not previously declined to exercise their rights of purchase, of their intentions with respect to that portion of the selling Limited Partner's Partnership Interest still subject to a right of purchase.

11.2 Substitute Limited Partner. No assignee, purchaser or transferee of the whole or any portion of any Limited Partner's Interest shall have the right to become a substitute Limited Partner, unless:

(a) The transferring Limited Partner has designated such intention in a written instrument of assignment, sale or transfer, a copy of which has been delivered to the General Partner;

(b) The transferring Limited Partner has obtained the written consent of the General Partner, which consent shall not be unreasonably withheld;

(c) The person acquiring the Limited Partner's Interest has adopted and agreed in writing to be bound by all of the provisions hereof, as the same may have been amended;

(d) All documents reasonably required by the General Partner and the Act to effect the substitution of the person acquiring the Limited Partner's Interest as a Limited Partner shall have been executed and filed at no cost to the Partnership; and

(e) Any necessary prior consents have been obtained from any regulatory authorities.

Provided, however, that subsections (a) and (b) above shall not apply in the case of an assignment or sale to an Affiliate of the assignor or seller.

11.3 Indemnification. Each Limited Partner transferring a Limited Partner's Interest hereby indemnifies the Partnership and the other Partners against any and all loss, damage or expense (including, without limitation, tax liabilities or loss of tax benefits) arising, directly or indirectly, as a result of any transfer or purported transfer in violation of any provision contained in this Article XI.

11.4  Distribution and Allocation Subsequent to Transfer.

(a) The Income and Losses of the Partnership attributable to any Partnership Interest acquired by reason of the assignment of the Partnership Interest or substitution of a Partner with respect to that Interest and any distributions made with respect thereto shall be allocated between the assignor and assignee based upon the length of time during any fiscal year of the Partnership, as measured by the effective date of the assignment or substitution, that the Partnership Interest so assigned or with respect to which there is a substitution was owned by each of them.

(b) The effective date of an assignment, sale or transfer of the Limited Partner's Interest or any portion thereof shall be the date on which written consent has been obtained from the General Partner as provided in Section 11.2(b).


ARTICLE XII

WITHDRAWAL BY LIMITED PARTNER

12.1  Withdrawal.

(a) Effective upon thirty (30) days written notice to each Partner, any Limited Partner may withdraw from the Partnership subject to any required regulatory approval;

(b) Any Limited Partner shall promptly withdraw from the Partnership upon the occurrence of default in performance by such Limited Partner of any obligation under this Agreement if such default shall not be corrected within sixty (60) days after the same shall be called to the attention of such Limited Partner by the General Partner by written notice specifying the thing or matter in default and the General Partner chooses to insist upon such withdrawal; provided, however, that such sixty (60) day period shall cease to run during the pendency of any arbitration proceeding institute pursuant to Section 19.9 to determine the existence of such a default. The General Partner shall notify each nondefaulting Limited Partner of such default in performance;

(c) Any Limited Partner shall promptly withdraw upon the bankruptcy or assignment for the benefit of creditors of such Limited Partner;

(d) Any Limited Partner shall promptly withdraw upon failure by such Limited Partner to make its initial Capital Contribution pursuant to Section 5.1;

(e) Upon withdrawal pursuant to (a), (b) or (c) above, the Limited Partner so withdrawing shall, subject to the provisions of Section 12.2, receive distribution of its capital account in cash; and

(f) Upon withdrawal pursuant to (a), (b), (c) or (d) above, the proportionate Partnership Interests of the remaining Limited Partners shall be increased pro rata to reflect such withdrawal.

12.2 Distribution on Withdrawal. If distribution is made pursuant to Section 12.1, amounts payable to the Limited Partner so withdrawing shall be paid to such Limited Partner by the Partnership and may at the General Partner's option and consistent with regulatory and other legal constraints, be paid over a period not to exceed three (3) years in order to provide the Partnership sufficient time to raise capital to replace that capital being withdrawn and to ensure the continued provision of Cellular Service. In such event, the Limited Partner so withdrawing shall be entitled to interest on the amounts payable to such Limited Partner. Such interest shall be calculated at a rate equal to the average of the then current prime interest rate which has been charged on new borrowings by Citibank N.A., the Chase Manhattan Bank N.A., and Morgan Guaranty Trust Company of New York as applied to the outstanding balance due.


ARTICLE XIII

TRANSFER OF GENERAL PARTNER'S INTEREST

13.1 Assignment. The General Partner may transfer or assign its General Partner's Interest only after written notice to all the other Partners and the unanimous vote of all the other Partners to permit such transfer and to continue the business of the Partnership with the assignee of the General Partner as General Partner. Any such transfer or assignment shall be subject to required regulatory approval.

13.2 Withdrawal. Withdrawal of the General Partner will cause the dissolution and termination of the Partnership in accordance with the terms of
Article XIV except in the case of assignments as provided in Sections 11.1 and
13.1. The General Partner may not withdraw until it has given the other Partners ninety (90) days' notice. If during that time the other Partners unanimously designate a substitute General Partner who will agree both to purchase the General Partner's Interest and its Limited Partner's Interest, on terms acceptable to the General Partner, and continue the business of the Partnership, subject to required regulatory approval, the General Partner agrees to transfer or assign its Interests to the designated General Partner. The General Partner shall not unreasonably withhold its acceptance of terms for purchase of its Partnership Interest proposed by the substitute General Partner.

ARTICLE XIV

DISSOLUTION AND TERMINATION OF LIMITED PARTNERSHIP

14.1  Dissolution.  The Partnership shall be dissolved and terminated if:

(a) The FCC approves this Agreement subject to terms and conditions that are unacceptable to both the General Partner and one Limited Partner which is not also the General Partner and all available administrative and judicial appeals of such FCC approval have been finally exhausted;

(b) The Cellular Radio Decisions are not continued in substantially the same form and such change materially and adversely impacts the Partnership's ability to conduct its business and all available administrative and judicial appeals regarding such Cellular Radio Decisions have been finally exhausted;

(c) The FCC finally denies to the Partnership licenses empowering it to construct and provide Cellular Service;

(d) The Partnership applies for and is finally denied state or other regulatory approvals or is granted such approval subject to terms and conditions that are unacceptable to both the General Partner and one Limited Partner that is not also the General Partner on the grounds that such denial or conditional grant has a materially adverse impact on the Partnership's ability to conduct its business; or

(e) The Partners unanimously agree to dissolve and terminate the Partnership and receive any approvals required by the FCC or any other regulatory authority for such dissolution and termination.

Regarding (c) and (d) above, any such denial of regulatory approval shall not be considered finally denied until all available administrative and judicial appeals of such denial have been finally exhausted.

14.2 Distribution Upon Dissolution. Upon dissolution of the Partnership, the General Partner shall proceed, subject to the provisions herein, to liquidate the Partnership and apply the proceeds of such liquidation or to distribute Partnership assets, in the following order of priority:

(a) To creditors, including Partners who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership other than liabilities for distribution to Partners under Articles XII and XIII;

(b) To the establishment of any reserve which the General Partner may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership. Such reserve may be paid over by the General Partner to any attorney at law, or other acceptable party, as escrow agent to be held for disbursement in payment of any of the aforementioned liabilities and, at the expiration of such period as shall be deemed advisable by the General Partner, for distribution of the balance, in the manner hereinafter provided in this Section 14.2;

(c) To Partners and former Partners in satisfaction of liabilities for distributions under Articles XII and XIII; and

(d) To Partners first for the return of their capital accounts as set forth in Section 6.1 in proportion to the Partners' respective capital accounts at the time of such dissolution, with any remaining Partnership assets being distributed in proportion to the Partner's respective Partnership Interests on the date of dissolution.

14.3 Distributions in Cash or in Kind. Upon dissolution, the General Partner may in its discretion (a) liquidate all or a portion of the Partnership assets and apply the proceeds of such liquidation in the priorities set forth in
Section 14.2 or (b) hire independent recognized appraisers to appraise the value of the Partnership assets not sold or otherwise disposed of (the cost of such appraisal to be considered a debt of the Partnership), allocate any unrealized gain or loss to the Partners' capital accounts as though the properties in question has been sold on the date of distribution and, after giving effect to any such adjustment, distribute said assets in accordance with the priorities as set forth in Section 14.2. The General Partner may determine in its sole discretion whether undivided portions of assets distributed in kind will be distributed pro rata to Partners in accordance with their respective Partnership Interests at the time of dissolution; provided, however, that any distributions of unrealized receivables or substantially appreciated inventory within the meaning of Section 751 of the Internal Revenue Code shall be made proportionately to the Partners' Partnership Interests at the time of dissolution unless the Partners otherwise unanimously agree. In the case of any distribution in kind of Partnership assets under this Section to a Partner, the value of the asset determined by the appraisal as provided above shall be applied against the Partner's capital account.

14.4 Time for Liquidation. A reasonable amount of time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partner to minimize any losses which otherwise might be incurred.

14.5 Termination. Upon compliance with the foregoing distribution plan the Partnership shall cease to be such, and the General Partner shall execute, acknowledge and cause to be filed a certificate of dissolution of the Partnership pursuant to the power of attorney contained in Article XV.

14.6 General Partner Not Liable for Return of Distribution. The General Partner shall not be liable for any distribution required pursuant to Sections 14.2(b), (c) and (d) and such distribution shall be made solely from available Partnership assets, if any.

14.7 General Partner's Right to Continue Providing Cellular Service. Each Limited Partner hereby agrees that, in the event that such Limited Partner withdraws pursuant to Article XII or the Partnership is dissolved pursuant to Articles XIII or XIV, the General Partner shall have the right to provide Cellular Service either singly or with others, subject to any necessary regulatory approval. In such event, the General Partner shall invite all other parties to this Agreement, including their successors and assigns, to participate in a new partnership to carry out such business. The terms of any such offer made hereunder shall be substantially on the same terms and conditions as those contained in this Agreement. In the event that any party declines to contribute capital to the new partnership, as may be required, that party's interest shall be diluted accordingly. Until such partnership is formed, if at all, the General Partner shall have the right to continue to provide Cellular Service, subject to any necessary regulatory approval.


ARTICLE XV

POWER OF ATTORNEY

15.1 Grant of Power of Attorney. Each Limited Partner hereby irrevocably constitutes and appoints the General Partner as its true and lawful attorney and agent, in its name, place and stead to make, execute, acknowledge and, if necessary, file and record:

(a) Any certificates or other instruments or amendments thereof which the Partnership may be required to file under the laws of each state governing this Agreement or pursuant to the requirements of any governmental authority having jurisdiction over the Partnership or which the General Partner shall deem it advisable to file, including, without limitation, this Agreement, any amended Agreement and a certificate of dissolution as provided in Section 14.5;

(b) Any certificates or other instruments (including counterparts of this Agreement with such changes as may be required by the law of other jurisdictions) and all amendments thereto which the General Partner deems appropriate or necessary to qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partner has limited liability) and to preserve the limited liability status of the Partnership in the jurisdictions in which the Partnership may own properties, conduct business and acquire investment interests;

(c) Any certificates or other instruments which may be required to admit additional or substitute Limited Partners pursuant to the terms of this Agreement, to reflect the withdrawal of any Limited Partner, to reflect changes in capital contributions or changes in respective Partnership Interests of the Partners or to effectuate the dissolution and termination of the Partnership, pursuant to Article XIV; and

(d) Any amendments to any certificate necessary to reflect any other changes made pursuant to the exercise of the powers of attorney contained in this
Article XV.

15.2 Irrevocable and Coupled with an Interest: Copies to be Transmitted. The powers of attorney granted under Section 15.1 shall be deemed irrevocable and to be coupled with an interest. A copy of each document executed by the General Partner pursuant to the powers of attorney granted in Section 15.1 shall be transmitted to each Limited Partner promptly after the date of the execution of any document.

15.3  Survival of Power of Attorney.  The powers of attorney granted in
Section 15.1 shall survive delivery of an assignment by a Limited Partner of the whole or any portion of its Limited Partner's Interest, except that if such assignment was of all of its Limited Partner's Interest and the substitution of the assignee as a Limited Partner has been consented to by the General Partner, the foregoing powers of attorney shall survive the delivery of such assignment for the purpose of enabling the General Partner to execute, acknowledge and file any and all certificates and other instruments necessary to effectuate the substitution of the assignee as a Limited Partner. Such powers of attorney shall survive the dissolution or termination of a Limited Partner and shall extend to such Limited Partner's successors and assigns.

15.4 Limitation of Power of Attorney. Except as set forth in this Article XV, the General Partner may not modify the terms of this power of attorney or this Agreement without the written consent of all the Limited Partners. The powers of attorney granted under Section 15.1 of this Article cannot be utilized by the General Partner to increase or extend any financial obligation or liability of any Limited Partner without the written consent of such Limited Partner.


ARTICLE XVI

EXCULPATION AND INDEMNIFICATION

16.1 Exculpation of the General Partner. The General Partner will not be liable for any loss to the Partnership or the Limited Partners by reason of any act or failure to act unless the General Partner was guilty of willful misconduct or gross negligence.

16.2 Indemnification of the General Partner. The Partnership shall indemnify the General Partner against any loss or damage incurred by the General Partner (including legal expenses) by reason of any acts performed or not performed by the General Partner for and on behalf of the Partnership, unless the General Partner was guilty of willful misconduct or gross negligence. The General Partner shall indemnify the Partnership against any damages incurred by reason of the General Partner's willful misconduct or gross negligence.
ARTICLE XVII

AMENDMENTS

17.1 Amendments. Except for amendments made in accordance with this Agreement in connection with assignments of Partnership Interests by Partners to their Affiliates and to reflect additional or substitute Partners or changes in Capital Contributions, this Agreement may not be amended except upon written consent of the General Partner and all the Limited Partners.

17.2 Execution of Amended Agreements. Each Limited Partner agrees to execute or cause to be executed promptly any amendments to this Agreement and certificates of the Partnership reasonably requested by the General Partner and authorized under Section 17.1


ARTICLE XVIII

TECHNOLOGY AND INFORMATION

18.1 Technology License. The General Partner shall, on behalf of the Partnership, obtain the right to use hardware and software technology associated with Cellular Service. The General Partner is hereby authorized, on behalf of the Partnership, to engage in negotiations and to enter into contracts for licenses to use cellular hardware, software or related processes. In general, such contracts shall be merely right to use contracts and will not vest any title in any Partner to this Agreement.

18.2 Proprietary Information. All information including but not limited to specifications, microfilm, photocopies, keypunch cards, magnetic tapes, drawings, sketches, models, samples, tools, technical information, data, employee records, maps, customer information, financial reports, and market data marked or identified in writing as proprietary (all hereinafter designated as "Proprietary Information") furnished to or obtained by a Partner from any other Partner, whether written or oral or in other form, shall remain the disclosing Partner's property. All copies of such information, whether in written, graphic or other tangible form, shall be returned to the disclosing Partner upon the disclosing Partner's request except that one copy may be retained for archival purposes. Unless otherwise agreed, no obligation hereunder shall extend beyond five (5) years from the date of receipt of such information and the obligation does not apply to such Proprietary Information as was previously known to the receiving Partner free of any obligation to keep it confidential or has been or is subsequently made public by the disclosing Partner or a third party. Such Proprietary Information shall be kept confidential by the receiving Partner and shall be used only for performing the covenants contained in this Agreement and may be used for such other purposes only upon such terms as may be agreed upon between the disclosing Partner and receiving Partner in writing.
ARTICLE XIX

MISCELLANEOUS PROVISIONS

19.1  Warranties.  Each Partner warrants as follows:

(a)  It has the legal capacity to enter into and execute this Agreement, and

(b) This Agreement does not breach any of its existing agreements with other parties.

19.2 Table of Contents and Headings. The table of contents and the headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

19.3 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Partners and any additional or substitute Limited Partner or General Partner and to their respective successors and assigns except that nothing contained in this Section shall be construed to permit any attempted assignment or other transfer which would be unauthorized by or void pursuant to any other provision of this Agreement.

19.4 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the Agreement; provided, however, that the general intent of this Agreement shall not be voided thereby.

19.5 Non-Waiver. No provision of this Agreement shall be deemed to have been waived unless such waiver is contained in a written notice given to the Partner claiming such waiver and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the Partner or Partners in whose favor the waiver was given.

19.6 Applicable Law. This Agreement and the rights and obligations of the Partners shall be interpreted in accordance with the laws of the State of Michigan. The Partnership will be bound by and fully comply with any applicable provisions of the equal employment opportunity laws, including any Executive Orders issued thereunder.

19.7 Entire Agreement. This Agreement constitutes the entire Limited Partnership Agreement between the Partners and (a) shall supersede all previous negotiations, commitments, representations and writings, and (b) to the extent inconsistent with any provision contained in the documents attached hereto as Attachment A, shall supersede such provision, and without limiting the foregoing, there shall be no requirement for the Partners to make additional Capital Contributions by virtue of anything contained in Attachment A.

19.8 Notices. All notices given by any Partner to any other Partner under this Agreement shall be in writing, registered or certified mail, postage prepaid, addressed as follows (or to such other address as a Partner may specify in such a notice to all other Partners):

General Partner and Limited Partner:
ROCHESTER TEL CELLULAR HOLDING CORPORATION
180 South Clinton Avenue
Rochester, New York 14646
Attention: Vice President

Limited Partner:
DEERFIELD FARMERS' TELEPHONE COMPANY
141 Saline Street; P.O. Box 68
Petersburg, MI 49270
Attention: Mr. David LaRocca

Limited Partner:
OGDEN TELEPHONE COMPANY
4726 E. Weston Road
Blissfield, MI 49228
Attention: Ms. Linda Corie

Limited Partner:
SAND CREEK TELEPHONE COMPANY
6231 Sand Creek Highway; P.O. Box 66
Sand Creek, MI 49279-0066
Attention: Mr. Neil Pearcy

Limited Partner:
WALDRON TELEPHONE COMPANY
119 S. Main Street; P.O. Box 197
Waldron, MI 49288-0197
Attention: Ms. Katheryn Fox

Such notices shall be effective on the third business day subsequent to the date of mailing.

19.9  Arbitration.

(a) If any disagreement as to the existence of a default by a Partner hereunder, which cannot be resolved by negotiation, shall arise between any Limited Partner or group of Limited Partners and the General Partner, the General Partner or such Limited Partner or group of Limited Partners may initiate proceedings to submit such disagreement to arbitration by serving written notice of arbitration on the other party, which notices shall include appointment of an arbitrator, naming such arbitrator. Within thirty (30) days after the date that such notice is deemed to be given, pursuant to the provisions of Section 19.8, the Partner (or group thereof, if applicable) to whom such notice is given shall similarly appoint an arbitrator by filing like written notice to the initiating Partner or Partners; or, failing to make such appointment, the arbitrator initially appointed shall be empowered to act as the sole arbitrator and to render a binding decision. In such event, such sole arbitrator shall set a date for hearing the dispute not later than ninety
(90) days after the date of his or her appointment, and shall render a decision in writing to the disputing Partners not later than sixty (60) days after the last hearing date.

(b) In the event that the disputing Partners duly appoint arbitrators pursuant to subparagraph (a) above, the two arbitrators so appointed shall, with thirty (30) days after the appointment of the latter of them to be appointed, select a third arbitrator who shall act as Chairman of the arbitration panel. Such arbitration panel shall set a time for the hearing of the dispute which shall not be later than sixty (60) days after the date of appointment of the third arbitrator, and the final decision of the arbitrators shall be rendered in writing to the disputing Partners not later than sixty
(60) days after the last hearing date.

(c) In the event that the arbitrators appointed by the disputing Partners are not able within thirty (30) days after the appointment of the later of them to be appointed to agree on the selection of a third arbitrator, either one of them may request the American Arbitration Association to select a third arbitrator, and the selection of such third arbitrator of such Association shall be binding.

(d) The place of any arbitration shall be Jackson, Michigan or at such other place as agreed to by the disputing Partners.

(e) The arbitration shall be conducted in accordance with the rules of the American Arbitration Association then prevailing, and the decision of the arbitrator or arbitrators, as the case may be, shall be final and binding on the disputing Partners, and shall be enforceable in the courts of the United States.

19.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their duly authorized representatives.


GENERAL PARTNER AND LIMITED PARTNER

ROCHESTER TEL CELLULAR HOLDING CORPORATION



By:____________________________  Date:______________________
Attest:________________________  Title:  President
Date:__________________________


LIMITED PARTNER

DEERFIELD FARMERS' TELEPHONE COMPANY



By:____________________________  Date:______________________

Attest:________________________  Title:_____________________

Date:__________________________


LIMITED PARTNER
OGDEN TELEPHONE COMPANY



By:____________________________  Date:______________________

Attest:________________________  Title:_____________________

Date:__________________________

LIMITED PARTNER
SAND CREEK TELEPHONE COMPANY



By:____________________________  Date:______________________

Attest:________________________  Title:_____________________

Date:__________________________



LIMITED PARTNER
WALDRON TELEPHONE COMPANY



By:____________________________  Date:______________________

Attest:________________________  Title:_____________________

Date:__________________________





c:\...\sandcree\exhibits\final\exhibit.10i

ATTACHMENT A

APPROXIMATE INITIAL CAPITAL CONTRIBUTION


A.  General Partner: RTCHC
Cash: $2,500
Real Property and Equipment: $0

B.  Limited Partner: RTCHC
Cash: $2,500
Real Property and Equipment: $0

C.  Limited Partner: Deerfield Farmers' Telephone Company
Cash: $5,000

D.  Limited Partner: Ogden Telephone Company
Cash: $5,000

E.  Limited Partner: Sand Creek Telephone Company
Cash: $5,000

F.  Limited Partner: Waldron Telephone Company
Cash: $5,000
ATTACHMENT B


GEOGRAPHIC DESCRIPTION OF _______________________ RURAL SERVICE AREA (RSA)


Rural Service Area No. 479 as established by the Federal Communications Commission, also referred to as Michigan RSA No. 9, which encompasses the following Michigan counties:

Branch
Cass
Hillsdale
Lenawee
St. Joseph

     FIRST AMENDMENT TO THE CASS CELLULAR
     LIMITED PARTNERSHIP AGREEMENT

     This First Amendment is effective as of July 1, 1991, between Rochester Tel Cellular Holding Corporation ("RTCHC"), Deerfield Farmers' Telephone Company ("Deerfield"), D & P Communications, Inc. ("D & P"), Ogden Telephone Company ("Ogden"), Sand Creek Telephone Company ("Sand Creek"), and Waldron Telephone Company ("Waldron") collectively referred to as "Partners".

     WHEREAS, the parties hereto, with the exception of D & P, entered into a Limited Partnership Agreement dated December 5, 1989 (the "Agreement"); and

     WHEREAS, Deerfield intends to assign and transfer its interest in the Cass Cellular Limited Partnership (the "Partnership") to its wholly-owned subsidiary, D & P; and

     WHEREAS, all parties hereto have consented to the assignment and transfer by Deerfield of its interest in the Partnership to D & P and the withdrawal of Deerfield as a Partner; and

     WHEREAS, RTCHC has provided notice to all Partners of its intention to accept an offer from Centel Corporation to purchase RTCHC's interest in the Partnership for certain consideration in accordance with the terms of the Agreement; and

     WHEREAS, D & P (as assignee of the partnership interest of Deerfield), Ogden, Sand Creek, and Waldron have provided notice of their election pursuant to the terms of the Agreement to exercise their purchase rights as reflected in Exhibit A, which is attached hereto and incorporated herein by reference; and

     WHEREAS, pursuant to Articles 11 and 13 of the Agreement, RTCHC intends to assign and transfer its interest as a General Partner in the Partnership to D & P for consideration and assign and transfer its interest as a Limited Partner in the Partnership equally to D & P, Ogden, Sand Creek and Waldron for consideration.

     NOW, THEREFORE, the parties hereto choose to amend the Agreement as described below.

     1. Addition of Limited Partner. The Agreement is amended to add D & P as a Limited Partner and party to said Agreement due to the assignment and transfer by Deerfield to D & P of its interest as a Limited Partner. D & P agrees to be bound by all terms and conditions of the Agreement.

     2. Withdrawal of Partners. The Agreement is amended to delete Deerfield as a Limited Partner due to Deerfield's assignment and transfer of its interest in the Partnership to D & P. The Agreement is also amended to delete RTCHC as a General Partner and Limited Partner due to RTCHC's assignment and transfer of its interest as a General Partner to D & P and RTCHC's assignment and transfer of its interest as Limited Partner equally to D & P, Ogden, Sand Creek and Waldron.

     3. General Partner. General Partner, as referred to in the Agreement shall mean D & P.

     4. Limited Partners. Limited Partners, collectively, as referred to in the Agreement shall mean D & P, Ogden, Sand Creek and Waldron.

     5. Amendment to Section 2.2(b). Section 2.2(b) of the Agreement is hereby amended to read as follows:

(b) The principal office and place of business of the Partnership shall be maintained at D & P Communications, Inc., 141 Saline Street, Petersburg, Michigan 49270 or at other such location as the General Partner may from time to time select, upon prior written notice to the Limited Partners.

     6. Amendment to Section 5.1. Section 5.1 of the Agreement is hereby amended to read as follows:

5.1 Initial Capital Contributions. Initial Capital Contributions, in the amount of Five Thousand Dollars ($5,000.00) for each Partner, shall be set forth in Attachment A hereto, as such Capital Contributions may be modified pursuant to Sections 2.5 & 5.3 and in accordance with the General Partner's rights and powers in Sections 7.2 & 15.1. Due to the assignment and transfer by Deerfield of its interest as a Limited Partner to D & P, the assignment and transfer by RTCHC of its interest as a General Partner to D & P, and the assignment and transfer by RTCHC of its interest as a Limited Partner equally to D & P, Ogden, Sand Creek and Waldron, the following shall be the respective Partnership Interests for the Partners):

(A)  10.0% for D & P as General Partner
(B)  22.5% for D & P as Limited Partner
(C)  22.5% for OGDEN as Limited Partner
(D)  22.5% for SAND CREEK as Limited Partner
(E)  22.5% for WALDRON as Limited Partner

     Initial Capital Contributions shall have been made within sixty (60) days of receipt of written requests by the General Partner; provided, however, that no initial Capital Contributions shall be made prior to issuance to the Partnership of the FCC's permission to construct. The Limited Partners shall notify the General Partner within ten (10) days after receipt of such requests, each notice stating whether or not the Limited Partner intends to make the requested initial Capital Contribution. The Partners understand that the contribution scheduled under this Article V is intended for the purpose of this Agreement only and that the schedule may not reflect the full level of expenditures (or Capital Contributions) appropriate for regulatory purposes.

     7. Amendment to Section 19.8. Section 19.8 of the Agreement is hereby amended to read as follows:

19.8 Notices. All notices given by any Partner to any other Partner under this agreement shall be in writing, registered or certified mail, postage prepaid, addressed as follows (or to such other address as a Partner may specify in such a notice to all other Partners):

General Partner and Limited Partner:

D & P COMMUNICATION, INC.
141 Saline Street; P.O. Box 68
Petersburg, MI 49270
Attention:  Mr. David LaRocca

Limited Partner:

OGDEN TELEPHONE COMPANY
4726 E. Weston Road
Blissfield, MI 49228
Attention:  Ms. Linda Corie

Limited Partner:

SAND CREEK TELEPHONE COMPANY
6231 Sand Creek Highway; P.O. Box 66
Sand Creek, MI 49279-09066
Attention:  Mr. Neil Pearcy

Limited Partner:

WALDRON TELEPHONE COMPANY
119 S. Main Street; P.O. Box 197
Waldron, MI 49288-0197
Attention:  Ms. Kathryn Fox

Such notices shall be effective on the third business day subsequent to the date of mailing.

     8. Ratification. The parties hereto hereby adopt and ratify by reference all other terms and conditions of the Agreement as if set forth herein in full.

     IN WITNESS WHEREOF, the undersigned have caused this First Amendment to the Cass Cellular Limited Partnership Agreement to be executed by their duly authorized representatives.

                                   WITHDRAWING PARTNER:

                                   ROCHESTER TEL CELLULAR HOLDING
                                    CORPORATION


                                   By: /s/ Frank S. Kabel

Attest:  /s/ Joes Shael           Title: Vice President and Director
Date: 6/28/91                     Date: 6/28/91

                                   WITHDRAWING PARTNER:

                                   DEERFIELD FARMERS' TELEPHONE COMPANY


                                   By: /s/ David LaRocca

Attest: /s/ Patrick L. Miliran      Title: General Manager
Date: 07/2/91                      Date: 7/2/91

                                   GENERAL PARTNER AND LIMITED PARTNER:


                                   D & P COMMUNICATIONS, INC.

                                   By: /s/ David LaRocca

Attest: /s/ Patrick L. Miliran      Title: General Manager
Date: 07/2/91                      Date: 7/2/91

                                   LIMITED PARTNER:

                                   OGDEN TELEPHONE COMPANY

                                   By: /s/ Charles G. Neuroth

Attest: /s/ Patrick L. Miliran      Title: President
Date: 07/2/91                      Date: 7/2/91

                                   LIMITED PARTNER:

                                   SAND CREEK TELEPHONE COMPANY

                                   By: /s/ Robert E. Hinsdale

Attest: /s/ Patrick L. Miliran      Title: President
Date: 07/2/91                      Date: 7/2/91

                                   LIMITED PARTNER:

                                   WALDRON TELEPHONE COMPANY

                                   By: /s/ Kathryn A. Fox

Attest: /s/ Patrick L. Miliran      Title: President
Date: 07/2/91                      Date: 7/2/91

EXHIBIT A

                            Existing      Additional          Revised
Capital
Owner                     Interest       Ownership         Ownership   Account

D & P Communications
Inc.
(General Partner)         -------%        10.0000%         10.0000%    $

D & P Communications
Inc.
(Limited Partner)          20.0000%     2.5000%          22.5000%    $

Ogden Telephone Co.    20.0000%     2.5000%           22.5000%   $

Sand Creek
Telephone Co.            20.0000%     2.5000%          22.5000%    $

Waldron Telephone Co.   20.0000%    2.5000%           22.5000%    $